                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 4, 1995
                                                 -----------------

                       United States Filter Corporation
                       --------------------------------
            (Exact name of registrant as specified in its charter)

       Delaware                     1-10728                     33-0266015
- -------------------------         -----------                ------------------
 (State or other juris-           (Commission                  (IRS Employer
diction of incorporation)         File Number)               Identification No.)


      73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260
      ------------------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code   (619) 340-0098
                                                   ------------------

Item 2.  Acquisition of Assets

     On May 4, 1995 United States Filter Corporation (the "Company") completed the acquisition of all of the outstanding capital stock of Arrowhead Industrial Water, Inc. ("AIW") from The B.F. Goodrich Company ("Goodrich") pursuant to a stock purchase agreement dated as of February 27, 1995, as amended. The acquisition was effective as of April 30, 1995.

     The purchase price for AIW was $80,000,000 in cash paid at closing (the "Purchase Price"), plus a cash reconciliation for the period from April 30th to May 4th, 1995. The Purchase Price is subject to adjustment based upon the net asset value of AIW, as determined as of April 30, 1995 by comparing AIW's audited net asset value as of April 30, 1995, as determined by Ernst & Young LLP (the "Closing Date Audited Value"), with AIW's audited net asset value as of December 31, 1994 (the "December Audited Value"). The Purchase Price will be adjusted, downward or upward, as applicable, by the amount of the difference between the December Audited Value and the Closing Date Audited Value (the "Closing Date Purchase Price Adjustment"). If either the Company or Goodrich object to the Closing Date Audited Value and those objections are not fully resolved, such unresolved items shall be resolved by the firm of Price Waterhouse.

     The Acquisition has been accounted for by the Company as a purchase.

     AIW is headquartered in Lincolnshire, Illinois and is a leading independent supplier of owned and operated on-site industrial water treatment systems in the United States. It is also a leading provider of emergency and temporary mobile water treatment systems.

Item 7     Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)  Financial Statements of Business acquired:

           Report of Independent Auditors;

           Statement of Assets to be Acquired and Liabilities to be Assumed as of December 31, 1994 and 1993;

           Statement of Revenues and Expenses for the years ended December 31, 1994, 1993 and 1992; and

           Notes to Financial Statements.

           (b)  Pro Forma Financial Information:

           Pro Forma combined balance sheet, statements of operations and notes thereto.

           (c)  Exhibits

           1.0 Stock Purchase Agreement dated as of February 27, 1995, by and between The B.F. Goodrich Company and United States Filter Corporation.*

          23.1  Consent of Ernst & Young LLP.

     * Previously filed as Exhibit 1.0 to the Company's Current Report on Form 8-K dated March 2, 1995 and incorporated herein by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                UNITED STATES FILTER CORPORATION



                                                By: /s/ Kevin L. Spence
                                                    ----------------------------
                                                    Kevin L. Spence
                                                    Vice President

Date:  May 17, 1995

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
The BFGoodrich Company

  We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of Arrowhead Industrial Water Division of The BFGoodrich Company as of December 31, 1994 and 1993, and the related statement of revenues and expenses for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the management of The BFGoodrich Company. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note A, the accompanying financial statements were prepared solely to present the assets to be acquired and liabilities to be assumed pursuant to the Stock Purchase Agreement, and are not intended to be a complete presentation of the assets and liabilities of the Arrowhead Industrial Water Division of The BFGoodrich Company.

  In our opinion, the statements referred to above present fairly the assets to be acquired and liabilities to be assumed of Arrowhead Industrial Water Division of The BFGoodrich Company at December 31, 1994 and 1993, and its revenues and expenses for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Cleveland, Ohio
March 9, 1995

         ARROWHEAD INDUSTRIAL WATER DIVISION OF THE BFGOODRICH COMPANY

        STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED

                           DECEMBER 31, 1994 AND 1993

                                                              1994      1993
                                                            --------- ---------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Current assets:
  Accounts receivable, less allowance for doubtful accounts
   of $327.4 and $174.0 at December 31, 1994 and 1993,
   respectively............................................ $ 6,827.7 $ 6,578.9
  Inventory................................................     788.3     715.9
  Other current assets.....................................     416.5     341.7
                                                            --------- ---------
Total current assets.......................................   8,032.5   7,636.5
Property--net..............................................  62,378.4  55,092.3
Goodwill...................................................   8,089.8   8,322.6
Identifiable intangible assets.............................   1,727.0   1,980.0
Other assets...............................................     444.1     149.8
                                                            --------- ---------
  Total assets.............................................  80,671.8  73,181.2
Current liabilities:
  Accounts payable.........................................   4,321.9   2,662.8
  Accrued liabilities......................................   3,812.0   4,868.5
                                                            --------- ---------
Total current liabilities..................................   8,133.9   7,531.3
                                                            --------- ---------
Net assets................................................. $72,537.9 $65,649.9
                                                            ========= =========


                       See notes to financial statements.

         ARROWHEAD INDUSTRIAL WATER DIVISION OF THE BFGOODRICH COMPANY

                       STATEMENT OF REVENUES AND EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                 1994       1993       1992
                                               ---------  ---------  ---------
                                                  (DOLLARS IN THOUSANDS)
Revenues:
  Services.................................... $39,471.1  $34,432.9  $31,518.8
  Sales of equipment..........................   4,458.6    3,977.8    3,247.5
                                               ---------  ---------  ---------
    Total revenues............................  43,929.7   38,410.7   34,766.3
Costs and expenses:
  Cost of sales and service...................  28,647.8   26,643.5   26,606.7
  Depreciation and amortization...............   8,111.2    7,468.9    6,270.4
  Administrative expenses.....................   5,343.7    5,547.0    5,271.6
                                               ---------  ---------  ---------
Operating income (loss).......................   1,827.0   (1,248.7)  (3,382.4)
Interest expense..............................  (1,829.8)  (1,245.8)    (985.1)
                                               ---------  ---------  ---------
Loss before income taxes...................... $    (2.8) $(2,494.5) $(4,367.5)
                                               =========  =========  =========


                       See notes to financial statements.

         ARROWHEAD INDUSTRIAL WATER DIVISION OF THE BFGOODRICH COMPANY

                         NOTES TO FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)

NOTE A: BASIS OF PRESENTATION

  Arrowhead Industrial Water Division ("AIW" or the "Company") comprises primarily Arrowhead Industrial Water, Inc., which is a wholly-owned subsidiary of The BFGoodrich Company ("BFG"). The Company's primary business is in water systems and services. AIW provides customers with cost-effective reverse osmosis water purification systems owned by the Company and managed on-site by Company employees under long-term service agreements, generally of five to ten years with renewal options. AIW also operates a fleet of mobile water treatment units that provide emergency and temporary water treatment services. In addition, the Company sells water purification systems.

  The accompanying Statement of Assets to be Acquired and Liabilities to be Assumed and Statement of Revenues and Expenses have been prepared from the historical books and records of the Company. As a result of the Stock Purchase Agreement (see Note B), these financial statements reflect the net assets of the business to be acquired and the results of its operations. Assets and liabilities of AIW that were not acquired or assumed and have no continuing significance to the business have been omitted from the Statement of Assets to be Acquired and Liabilities to be Assumed. These include income tax accounts and liabilities for defined benefit pension and postretirement plans. Expenses related to these plans of $507.0, $480.5 and $450.5 are included in the Statement of Revenues and Expenses as part of costs allocated by BFG for the years ended December 31, 1994, 1993 and 1992, respectively.

  AIW is included in the consolidated federal income tax return of BFG for each of the years ended December 31, 1994, 1993 and 1992. BFG's policy is to account for all income taxes at the parent company level. As a result, no income tax assets or liabilities relating to temporary differences and no income tax expense (benefit) have been reflected in the accompanying financial statements.

  BFG provides various treasury functions for AIW and maintains a cash management program under which cash generated by AIW is transferred to BFG and working capital requirements of AIW are paid by BFG. Incident to this system, BFG maintains an interest-bearing intercompany account to record the net amount owed to or due from AIW. Interest expense in the accompanying Statement of Revenues and Expenses represents the interest charged to AIW by BFG on this intercompany account balance at a below- market variable rate of interest.

  Certain costs have been allocated to AIW based upon methods that management of BFG believes are reasonable; however, these allocations are not necessarily indicative of the expenses that would have been incurred had AIW been operated as a stand-alone business. BFG allocates costs related to defined benefit pension and postretirement plans based on actuarial valuations. In addition, BFG performs certain services on a centralized basis and allocates the cost of these services to its divisions based on usage, a percentage of sales or other methods. These services include administration, human resources management, computer support, accounting and financial reporting, legal services, engineering and research and development. Allocated costs (including allocations related to defined benefit pension and postretirement plans) included in the Statement of Revenues and Expenses were $1,372.0, $1,324.3 and $1,287.1 for the years ended December 31, 1994, 1993 and 1992, respectively.

NOTE B: STOCK PURCHASE AGREEMENT

  As of February 27, 1995, BFG entered into a Stock Purchase Agreement (the "Agreement") with United States Filter Corporation whereby United States Filter Corporation agreed to purchase AIW, other than

         ARROWHEAD INDUSTRIAL WATER DIVISION OF THE BFGOODRICH COMPANY

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)

certain assets and liabilities to be retained by BFG as defined in the Agreement. Assets and liabilities to be retained by BFG primarily consist of those related to BFG's water treatment chemicals business, cash, deferred income tax assets, and liabilities for defined benefit pension and postretirement arrangements.

NOTE C: SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition. Revenue for services is recognized when the service is performed. Revenue related to sales of equipment and merchandise is recognized when shipped.

  Inventory. Inventory consists primarily of chemicals, membranes, resins, equipment parts, and work-in-process. Inventory is valued at cost that is not in excess of market.

  Property. Property is stated at cost and is depreciated using the straight-line method over useful lives ranging from three to twenty-five years. Repairs and maintenance costs are expensed as incurred. Certain components of filtration equipment require replacement in periods shorter than the life of the total equipment. The Company accrues this replacement cost over the estimated period, generally three to five years, and charges the cost of replacement components as a reduction of the accrual.

  Goodwill and Identifiable Intangible Assets. Arrowhead Industrial Water, Inc. was acquired by BFG in 1989. Goodwill was recorded for the excess of the 1989 purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired. Goodwill is amortized using the straight-line method over forty years. Identifiable intangible assets were recorded at estimated fair value. These assets include primarily patents, proprietary technology and trademarks, and are amortized using the straight-line method over estimated periods benefited of eight to forty years.

  Long-lived Assets. AIW's policy is to recognize impairment of long-lived assets when events or changes in circumstances indicate that the carrying amount of a related group of assets may not be recoverable. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated undiscounted future cash flows resulting from use and ultimate disposition of the asset.

NOTE D: PROPERTY

  Property consisted of the following at December 31, 1994 and 1993:

                                                              1994      1993
                                                            --------- ---------
      Land................................................. $ 3,473.0 $ 3,473.0
      Buildings and improvements...........................   3,969.0   3,667.0
      Furniture, fixtures and vehicles.....................   4,416.8   3,641.0
      Membranes and resins.................................  11,006.4   8,644.6
      Filtration equipment.................................  56,210.7  44,097.7
      Construction-in-progress.............................   7,825.9   8,763.8
                                                            --------- ---------
        Total..............................................  86,901.8  72,287.1
      Accumulated depreciation and amortization............  24,523.4  17,194.8
                                                            --------- ---------
        Property--net                                       $62,378.4 $55,092.3
                                                            ========= =========

  Property depreciation and amortization expense was $7,625.4, $6,983.1 and $5,793.6 for the years ended December 31, 1994, 1993 and 1992, respectively.

         ARROWHEAD INDUSTRIAL WATER DIVISION OF THE BFGOODRICH COMPANY

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)


NOTE E: GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

  Goodwill and identifiable intangible assets consisted of the following at December 31, 1994 and 1993:

                                                                1994     1993
                                                              -------- ---------
      Goodwill............................................... $9,309.7 $ 9,309.7
      Patents and technology.................................  1,945.0   1,955.0
      Trademarks.............................................  1,000.0   1,000.0
      Noncompete agreement...................................     50.0      50.0
                                                              -------- ---------
        Total................................................ 12,304.7  12,314.7
      Accumulated amortization...............................  2,487.9   2,012.1
                                                              -------- ---------
                                                              $9,816.8 $10,302.6
                                                              ======== =========

  Amortization expense related to goodwill and identifiable intangible assets was $485.8, $485.8 and $476.8 for the years ended December 31, 1994, 1993 and 1992, respectively.

NOTE F: ACCRUED LIABILITIES

  Accrued liabilities consisted of the following at December 31, 1994 and 1993:

                                                                1994     1993
                                                              -------- --------
      Compensation........................................... $  808.5 $  989.0
      Self-insurance.........................................    205.8    479.2
      Taxes other than income................................    417.7    378.1
      Accrued replacement costs..............................  1,193.7  1,228.9
      Accrued workers' compensation..........................    395.5    195.1
      Accrued utilities......................................    228.4     88.2
      Other..................................................    562.4  1,510.0
                                                              -------- --------
                                                              $3,812.0 $4,868.5
                                                              ======== ========

NOTE G: LEASES

  The Company leases certain plant facilities, office space and equipment under operating leases. The future minimum lease payments, by year and in the aggregate, under operating leases with initial or remaining noncancelable lease terms in excess of one year, consisted of the following at December 31, 1994:

       1995........................................................... $1,695.6
       1996...........................................................  1,544.8
       1997...........................................................  1,239.3
       1998...........................................................    985.0
       1999...........................................................    465.9
       Thereafter.....................................................    100.3
                                                                       --------
                                                                       $6,030.9
                                                                       ========

  Rent expense for the years ended December 31, 1994, 1993 and 1992 was $2,062.8, $2,235.2 and $2,140.0, respectively.

         ARROWHEAD INDUSTRIAL WATER DIVISION OF THE BFGOODRICH COMPANY

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)


NOTE H: RETIREMENT SAVINGS PLAN

  Substantially all employees of the Company are eligible to participate in BFG's voluntary retirement savings plan. Under provisions of this plan, eligible employees can receive Company matching contributions on up to the first 6% of their eligible earnings. The Company matches one dollar for each one dollar of employee contributions (up to 6% of earnings) invested in BFG common stock, or 50 cents for each one dollar of eligible employee contributions invested in other available investment options. Company contributions for the years ended December 31, 1994, 1993 and 1992 amounted to $557.5, $483.7 and $479.1, respectively.

NOTE I: CONTINGENCIES

  There are pending or threatened against the Company various claims and lawsuits, all arising from the normal course of business. The Company believes that any liability that may finally be determined should not have a material effect on net assets.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma combined financial data presents the Pro Forma Combined Balance Sheet at December 31, 1994, giving effect to the acquisition of AIW and the April 3, 1995 acquisition of The Permutit Group (the "Acquisitions") as if they had been consummated on that date. Also presented are the Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1994 and the nine months ended December 31, 1994, after giving effect to the Acquisitions as if they had been consummated as of the beginning of the respective periods presented. The Company's fiscal year ends on March 31 and AIW's fiscal year ends on December 31. Pro forma data for the year ended March 31, 1994 combines the results of the Company for the year ended March 31, 1994 with the results of AIW for the year ended December 31, 1993, and pro forma data for the nine months ended December 31, 1994 combines the results of each of the Company and AIW for such nine-month period. AIW had revenues of approximately $11,000,000 and a loss before income taxes of approximately $203,000 for the three months ended March 31, 1994. The Permutit Group's fiscal year ends on March 31 and as such the pro forma data combines the results of each of the Company and The Permutit Group for each such twelve- and nine-month period.

  The pro forma data is based on the historical combined statements of the Company, AIW and The Permutit Group, giving effect to the Acquisitions under the purchase method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Pro Forma Combined Financial Information. Under the purchase method of accounting, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of Acquisitions. The pro forma adjustments set forth in the following Unaudited Pro Forma Combined Financial Statements are estimates and may differ from the actual adjustments when they become known.

  The following Unaudited Pro Forma Combined Financial Data also gives effect to the issuance by the Company of 6,900,000 shares of its common stock in a public offering completed May 3, 1995 at $15 per share. The Pro Forma Combined Balance Sheet at December 31, 1994 gives effect to the issuance of the common stock as if the offering had been consummated on that date. The Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1994 and the nine months ended December 31, 1994 gives effect to the issuance of the common stock as if the offering had been consummated as of the beginning of the respective periods presented.

  The pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the Acquisitions had been consummated on the dates indicated or that may be obtained in the future. The pro forma combined financial data should be read in conjunction with the notes thereto and the audited financial statements of AIW contained elsewhere herein and The Permutit Company Limited (a member of The Permutit Group) and the notes thereto filed in the Company's report or Form 8-K dated April 3, 1995 and the audited consolidated financial statements of the Company and the notes thereto filed in the Company's report on Form 10-K for the year ended March 31, 1994.

                        PRO FORMA COMBINED BALANCE SHEET
                                  (unaudited)

                                             AS OF DECEMBER 31, 1994
                          --------------------------------------------------------------
                                 HISTORICAL                          PRO FORMA
                          -------------------------- -----------------------------------


                                              THE    ADJUSTMENTS
                                            PERMUTIT  INCREASE   ADJUSTMENTS
                          COMPANY     AIW    GROUP   (DECREASE)  REFERENCES   COMBINED
                          --------  ------- -------- ----------- -----------  --------
                                                (in thousands)
ASSETS
Current assets:
 Cash...................  $ 11,893  $   --   $  771    $(2,751)        a(i)   $  9,913
 Short-term investments.     7,624      --      --      (7,624)        a(i)        --
 Accounts receivable,
  net...................    87,325    6,828   3,350                             97,503
 Cost and estimated
  earnings in excess of
  billings on
  uncompleted contracts.    20,206      --      --                              20,206
 Inventories............    36,623      788   1,356                             38,767
 Prepaid expenses.......     4,853      417     194                              5,464
 Deferred taxes.........     2,598      --      --                               2,598
 Other current assets...     2,097      --      329                              2,426
                          --------  -------  ------                           --------
    Total current
     assets.............   173,219    8,033   6,000                            176,877
Property, plant and
 equipment, net.........    63,440   62,378   1,479                            127,297
Investment in leasehold
 interest, net..........    21,634      --      --                              21,634
Goodwill, net...........    97,510    8,090     --      14,458         a(ii)   120,058
Other assets............    17,960    2,171     281                             20,412
                          --------  -------  ------                           --------
                          $373,763  $80,672  $7,760                           $466,278
                          ========  =======  ======                           ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.......  $ 28,812  $ 4,322  $1,712                           $ 34,846
 Accrued liabilities....    40,567    3,812     953                             45,332
 Current portion of
  long-term debt........     1,078      --      --                               1,078
 Notes payable..........    23,818      --      --     (17,518)        d         6,300
 Billings in excess of
  costs and estimated
  earnings on
  uncompleted contracts.    15,715      --      --                              15,715
 Other current
  liabilities...........     7,769      --    1,355                              9,124
                          --------  -------  ------                           --------
    Total current
     liabilities........   117,759    8,134   4,020                            112,395
Long-term debt,
 excluding current
 portion................     7,936      --      --                               7,936
Convertible subordinated
 debt...................   105,000      --      --                             105,000
Loan (receivable)
 payable--parent........       --            (5,295)     5,295         b           --
Deferred taxes..........     5,774      --      --                               5,774
Other liabilities.......     3,620      --      361                              3,981
                          --------  -------  ------                           --------
                           240,089    8,134    (914)                           332,604
Stockholders' equity:
 Convertible preferred
  stock.................    25,577      --      --                              25,577
 Common stock...........       150      --      --          69         d           219
 Additional paid-in
  capital...............   128,496   72,538   9,380     15,531      c, d       225,945
 Translation adjustment.       215      --      --                                 215
 Accumulated deficit....   (20,764)     --     (706)       706         c       (20,764)
                          --------  -------  ------                           --------
    Total stockholders'
     equity.............   133,674   72,538   8,674                            231,192
                          --------  -------  ------                           --------
                          $373,763  $80,672  $7,760                           $466,278
                          ========  =======  ======                           ========

    The accompanying notes are an integral part of these pro forma combined financial data.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (unaudited)

                                        FISCAL YEAR ENDED MARCH 31, 1994
                         ---------------------------------------------------------------
                                HISTORICAL                        PRO FORMA
                         ---------------------------  ----------------------------------


                                              THE     ADJUSTMENTS
                                            PERMUTIT   INCREASE   ADJUSTMENTS
                         COMPANY     AIW     GROUP    (DECREASE)   REFERENCE  COMBINED
                         --------  -------  --------  ----------- ----------- --------
                                        (in thousands, except per share data)
Revenues................ $180,421  $38,411  $19,896                           $238,728
Cost of sales...........  132,811   26,644   12,545     $1,437         e (i)   173,437
Depreciation and
 amortization...........      --     7,469      --      (7,469)        e (i)       --
                         --------  -------  -------                           --------
 Gross profit...........   47,610    4,298    7,351                             65,291
Selling, general and
 administrative
 expenses...............   52,484    5,547    8,601      6,407         e (i)    73,039
                         --------  -------  -------                           --------
 Operating loss.........   (4,874)  (1,249)  (1,250)                            (7,748)
                         --------  -------  -------                           --------
Other income (expense):
 Interest expense.......   (2,077)  (1,246)    (109)    (2,122)        e (ii)   (1,310)
 Other..................    1,174      --        50                              1,224
                         --------  -------  -------                           --------
                             (903)  (1,246)     (59)                               (86)
                         --------  -------  -------                           --------
 Loss before income
  taxes.................   (5,777)  (2,495)  (1,309)                            (7,834)
Benefit for income
 taxes..................   (3,236)     --      (364)                            (3,600)
                         --------  -------  -------                           --------
 Net loss .............. $ (2,541) $(2,495) $  (945)                          $ (4,234)
                         ========  =======  =======                           ========
 Net loss per common
  share................. $  (0.26)                                            $  (0.26)
                         ========                                             ========
Weighted average number
 of shares outstanding..   12,453                                               19,353
                         ========                                             ========


    The accompanying notes are an integral part of these pro forma combined financial data.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (unaudited)

                                      NINE MONTHS ENDED DECEMBER 31, 1994
                         ----------------------------------------------------------------
                                HISTORICAL                        PRO FORMA
                         ---------------------------  -----------------------------------


                                              THE     ADJUSTMENTS
                                            PERMUTIT   INCREASE   ADJUSTMENTS
                         COMPANY     AIW     GROUP    (DECREASE)  REFERENCES   COMBINED
                         --------  -------  --------  ----------- -----------  --------
                                        (in thousands, except per share data)
Revenues................ $194,453  $32,851  $13,916                            $241,220
Cost of sales...........  139,164   21,175    8,587     $ 1,711         e(i)    170,637
Depreciation and
 amortization...........      --     6,137       --      (6,137)        e(i)        --
                         --------  -------  -------                            --------
    Gross profit........   55,289    5,539    5,329                              70,583
Selling, general and
 administrative
 expenses...............   45,819    3,848    5,300       4,707         e(i)     59,674
                         --------  -------  -------                            --------
    Operating income....    9,470    1,691       29                              10,909
                         --------  -------  -------                            --------
Other income (expense):
    Interest expense....   (3,632)  (1,491)     (65)     (2,148)       e(ii)     (3,040)
    Other...............    1,641      --         6                               1,647
                         --------  -------  -------                            --------
                           (1,991)  (1,491)     (59)                             (1,393)
                         --------  -------  -------                            --------
    Income (loss) before
     income taxes.......    7,479      200      (30)                              9,516
Provision (benefit) for
 income taxes...........    2,056      --      (119)        727        e(iii)     2,664
                         --------  -------  -------                            --------
    Net income.......... $  5,423  $   200  $    89                            $  6,852
                         ========  =======  =======                            ========
    Net income per
     common share....... $   0.33                                              $   0.29
                         ========                                              ========
Weighted average number
 of shares outstanding..   14,881                                                21,781
                         ========                                              ========


    The accompanying notes are an integral part of these pro forma combined financial data.

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

a. The pro forma combined balance sheet has been prepared to reflect the acquisition of AIW and the acquisition of The Permutit Group (the "Acquisitions") for aggregate estimated all-cash purchase prices comprised of the following:

                                                                 (in thousands)
      AIW....................................................... $       80,000
      The Permutit Group........................................         10,000
      Estimated transaction costs...............................            375
                                                                 --------------
                                                                 $       90,375
                                                                 ==============

  The estimated tangible net book values, as adjusted, of AIW and The Permutit Group are assumed to be $72,538,000 and $3,379,000, respectively. The fair values of the net assets of AIW and The Permutit Group as of the closing date are assumed to be equal to their respective estimated tangible net book values, as adjusted. The difference between the estimated purchase prices and the estimated fair values of the net assets of AIW and The Permutit Group is approximately $14,458,000, which has been recorded as goodwill attributable to the Acquisitions in the accompanying pro forma combined balance sheet and will be amortized over 40 years.

  For the fiscal year ended March 31, 1994, the historical results of operations of AIW reflect AIW's operations for the twelve months ended December 31, 1993.

  The pro forma combined balance sheet has been adjusted to reflect the above as follows:

                (i) To record the payment of cash and estimated
                    transaction costs;

               (ii) To adjust goodwill for the difference
                    between the estimated purchase prices and the estimated fair values of the net assets acquired;

b. The pro forma combined balance sheet has been adjusted to eliminate the net loan receivable of The Permutit Company Limited from its parent company.

c. The pro forma combined balance sheet has been adjusted to eliminate the equity of AIW and The Permutit Group.

d. The pro forma combined balance sheet has been adjusted to reflect the net proceeds received by the Company from the issuance of 6,900,000 shares of Company common stock in a public offering completed May 3, 1995 at $15 per share.

  e. The pro forma combined statements of operations give effect to the following pro forma adjustments as follows:

                                                       FISCAL YEAR    NINE MONTHS
                                                          ENDED          ENDED
                                                        MARCH 31,     DECEMBER 31,
                                                          1994            1994
                                                       -----------    ------------
                                                             (in thousands)
    (i) Selling, general and administrative expenses:

            -- To allocate AIW's depreciation and
               amortization between cost of sales and
               selling, general and administrative
               expenses                                   $  622        $  473

            -- To allocate a portion of AIW's cost of
               sales to selling, general and
               administrative expenses for consistency
               with Company historical presentation        6,160         4,514

            -- To adjust goodwill amortization, which
               will be amortized over 40 years              (375)         (280)
                                                          ------        ------
                                                          $6,407        $4,707
                                                          ======        ======

    (ii) To adjust interest expense for the effect of
         the net proceeds received by the Company
         related to the issuance of 6,900,000 shares
         of Company common stock May 3, 1995 at $15
         per share after the all-cash purchase price
         payments made for the Acquisitions, net of
         interest expense recorded by AIW, which
         interest expense has been eliminated.           ($2,122)      ($2,148)
                                                          ======        ======

    (iii) To adjust the provision for income taxes to
          reflect the combined results of operations.         --        $  727
